Datakey, Inc. Announces Fourth Quarter and Year 2000 Results

MINNEAPOLIS, February 22, 2001 - Datakey, Inc. (Nasdaq: DKEY) today reported results for the fourth quarter and year ended December 31, 2000. Datakey recently announced that, unless a purchaser could be found for its Electronic Products business unit that the business unit would be discontinued, allowing the Company to focus on its information security (ISS) business. The results, therefore, reflect the EP business unit as a discontinued operation and the prior year results have been restated for comparative purposes.

Revenue from continuing operations for the fourth quarter of 2000 was $1,368,000, up 54 percent from $885,000 for the same period last year and up 62% from the third quarter of 2000. Net loss from continuing operations for the quarter was $539,000, or $.07 per share, compared to a net loss of $474,000, or $.09 per share, in the year-earlier period.

Revenue from continuing operations for 2000 increased by 174% to $3,608,000 from $1,316,000 in 1999. Net loss from continuing operations for the year was $2,953,000, or $.37 per share, compared to $2,891,000, or $.80 per share, in 1999. Revenue in the EP business unit, which is being discontinued, was $3,800,000 for 2000, a decline of 16% from $4,550,000 in 1999.


"Orders for our PKI products and licenses are accelerating at triple digit rates," said Carl P. Boecher, president & CEO of Datakey, Inc. "In the fourth quarter, we booked orders for 99,000 "seats" and added 19 new pilots versus 9 new pilots in the fourth quarter of 1999. We also converted 4 pilot programs to production status during the quarter bringing the total to 32. Included in our new production customers are two major European banks."

"Our fourth quarter gross profit margin percentage increased over the third quarter due to the addition of licensing revenue which carries a higher profit margin than product sales. While we believe it is necessary to balance new expenses with growth in revenue and gross margin, our loss from continuing operations is approximately the same as 1999 because we are continuing to invest in R&D and sales expansion as reflected by recent announcements of new products and planned new sales office locations. We expect to continue to increase future growth potential through the expansion of our direct sales, reseller and OEM channels," Boecher said. (More)

The Company believes losses will continue at least through the first half of 2001, with a current projected annual loss for 2001 ranging from $1,000,000 to $2,000,000. The Company's ability to achieve profitability depends on significantly increasing revenue from the sale and/or licensing of its information security products. Although the Company is striving for profitability in the third and fourth quarter of 2001 there is no assurance that revenue from the sale and/or licensing of its information security products will be sufficient to achieve profitability.

Highlights for the fourth quarter:

o We joined with our partners to provide an E-Sign law technology demonstration to members of the U.S. House Commerce Committee

o We announced FDIC will deploy Datakey smart card systems to their employees for trusted on-line communications and building access

o We announced the U.S. Department of Energy will deploy Datakey smart card systems for secure network authentication and communications

o We announced the U.S. Bureau of Labor Statistics will deploy Datakey smart card systems for strong authentication to the Agency's network

o We partnered with WiseKey to supply our smart key technology for their Global PKI Initiative

About Datakey, Inc.
Datakey, Inc., is a leading international provider of smart card solutions for PKI. Headquartered in Minneapolis, Minn., the company offers a family of smart card-based information security and digital signature products. Using state-of-the-art cryptographic technology, these products fill growing market needs for secure, smart card-based user authentication and data privacy for business-to-business e-commerce. Datakey's smart card-based information security products play an integral role in any PKI system by providing two-factor security - something that is owned (a smart card) and something that is known (a password).

Statements in this press release to the effect that Datakey expects to attain profitability in the second half of 2001 are forward-looking statements subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Those risks and uncertainties include, but are not limited to, the ability of Datakey to generate in 2001 revenues substantially in excess of ISS product revenues in 2000 while maintaining current profit margins. There is no assurance that sales of ISS products will ever be sufficient for the Company to attain profitability or that pricing pressures from competitors will not materially impact profit margins.

Shares of Datakey's common stock are traded on Nasdaq under the symbol DKEY. Web address is http://www.datakey.com. Datakey press releases are available by fax through Company News On-Call at 800-758-5804, ext. 231950, or at http://www.prnewswire.com.

                                     (More)
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                                  DATAKEY, INC.
                         CONDENSED STATEMENTS OF INCOME
                               (000's except EPS)

                                                                Three Months Ended          Twelve Months Ended
                                                              Dec.  31,     Dec.  31,     Dec.  31,     Dec.  31,
                                                                2000           1999          2000          1999
                                                               -------       -------       -------       -------
Total Revenue                                                  $ 1,368       $   885       $ 3,608       $ 1,316

Costs and expenses
        Cost of sales                                              573           351         1,904           689
        Research and development                                   604           582         2,003         1,632
        Sales and marketing                                        671           348         2,216         1,418
        General and administrative                                  65            79           582           471
             Total Costs and Expenses                            1,913         1,360         6,705         4,210
                                                               -------       -------       -------       -------

        Operating Loss                                            (545)         (475)       (3,097)       (2,894)

Interest Income                                                      6             1           144             3
                                                               -------       -------       -------       -------
Net Income Before Taxes                                           (539)         (474)       (2,953)       (2,891)

Income Tax Expense                                                   0             0             0             0
                                                               -------       -------       -------       -------
Net Loss From Continuing Operations                            $  (539)      $  (474)      $(2,953)      $(2,891)
                                                               -------       -------       -------       -------
Loss Per Share-Coninuing Operations                            $ (0.07)      $ (0.09)      $ (0.37)      $ (0.80)
                                                               -------       -------       -------       -------

Loss From Discontinued Operations                                 (201)         (140)         (565)          (18)
Loss On Disposal of Segment                                     (1,281)            0        (1,281)            0
                                                               -------       -------       -------       -------
        Total Loss From Discontinued Operations               $ (1,482)      $  (140)      $(1,846)      $   (18)
                                                               -------       -------       -------       -------
Loss per Share From Discontinued Operations                    $ (0.18)      $ (0.03)      $ (0.23)      $ (0.00)
                                                               -------       -------       -------       -------

Net Loss                                                       $(2,021)      $  (614)      $(4,799)      $(2,909)
                                                               -------       -------       -------       -------
Loss Per Share                                                 $ (0.24)      $ (0.12)      $ (0.60)      $ (0.80)
                                                               -------       -------       -------       -------

Weighted Average Common Shares                                   8,269         5,021         7,977         3,730


                           SELECTED BALANCE SHEET DATA
                                     ($000s)

                                                    Dec.  31,      Dec.  31,
                                                      2000           1999
                                                     -------        -------

Assets
        Cash                                         $ 1,533        $   345
        Net assets of discontinued operations          1,562              0
        Other current assets                           1,616          2,833
        Non current assets                               725          1,420
                                                     -------        -------
            Total Assets                             $ 5,436        $ 4,598
                                                     =======        =======

Liabilities and Equity
        Current liabilities-continuing operations    $   751        $ 1,098
        Current liabilities-discontinued operations      481              0
        Equity                                         4,204          3,500
                                                     -------        -------
             Total Liabilities and Equity            $ 5,436        $ 4,598
                                                     =======        =======

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